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                                                                   EXHIBIT 10.33



                                June 19, 1997

IncoCure Corporation
2970 Clairmont Road, Suite 950
Atlanta, Georgia 30329

Gentlemen:


      The undersigned hereby agrees to delete the requirement contained in the definitive agreement that the net proceeds of the Public Offering exceed $12 million and substitute in lieu thereof that the price of a share of common stock of InfoCure Corporation to the public pursuant to such public offering be not less than $5.00 per share.


                                  Very truly yours,



                                  By:
                                     -------------------------------------------
                                     Shareholder (or Shareholder Representative)